Exhibit 99.1

FEDERAL REALTY INVESTMENT TRUST

SUPPLEMENTAL INFORMATION

JUNE 30, 2006

TABLE OF CONTENTS

1.	Second Quarter 2006 Earnings Press Release	3

2.	Financial Highlights
	Summarized Operating Results	8
	Summarized Balance Sheets	9
	Funds From Operations / Summary of Capital Expenditures	10
	Market Data	11
	Components of Rental Income	12

3.	Summary of Debt
	Summary of Outstanding Debt and Capital Lease Obligations	13
	Summary of Debt Maturities	14

4.	Summary of Redevelopment Opportunities	15

5.	Santana Row Summary	16

6.	2006 Significant Acquisitions and Dispositions	17

7.	Real Estate Status Report	18

8.	Retail Leasing Summary	20

9.	Lease Expirations	21

10.	Portfolio Leased Statistics	22

11.	Summary of Top 25 Tenants	23

12.	Reconciliation of Net Income to FFO Guidance	24

13.	Joint Venture Disclosure
	Summarized Operating Results and Balance Sheets	26
	Summary of Outstanding Debt and Debt Maturities	27
	Significant Acquisitions and Dispositions	28
	Real Estate Status Report	29

14.	Glossary of Terms	30

1626 East Jefferson Street

Rockville, Maryland 20852-4041

301/998-8100

Safe Harbor Language

Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on March 3, 2006 (as amended), and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that we may not be able to sell the condominium units at Santana Row for the expected prices or within the anticipated time frames;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 3, 2006 (as amended).

FOR IMMEDIATE RELEASE

Investor and Media Inquiries
Andrew Blocher	Suzanne O’Neill
Vice President, Capital Markets & Investor Relations	Manager, Investor Relations
301/998-8166	301/998-8358
ablocher@federalrealty.com	soneill@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2006 OPERATING RESULTS

ROCKVILLE, Md. (August 2, 2006) – Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2006.

•	Funds from operations available for common shareholders (FFO) per diluted share was $0.83 and earnings per diluted common share was $0.66 for the quarter ended June 30, 2006, versus $0.77 and $0.41, respectively, for second quarter 2005.

•	FFO per diluted share was $1.64 and earnings per diluted common share was $1.19 for the six months ended June 30, 2006, versus $1.51 and $0.81, respectively, for the six months ended June 30, 2005.

•	When compared to second quarter 2005, same-center property operating income increased 5.9% including redevelopments and expansions, and 5.6% excluding redevelopments and expansions.

•	Rent increases on lease rollovers for retail space for which there was a prior tenant were 17% on a cash-basis and 25% on a GAAP-basis for the quarter ended June 30, 2006.

•	The Trust’s portfolio was 96.7% leased and 94.7% occupied as of June 30, 2006.

•	The common dividend was increased extending the Trust’s record of consecutive annual dividend increases to 39 years.

•	Guidance for 2006 FFO per diluted share was narrowed to a range of $3.33 to $3.35.

Financial Results

In second quarter 2006, Federal Realty reported FFO of $44.6 million, or $0.83 per diluted share. This compares to FFO of $41.2 million, or $0.77 per diluted share, reported in second quarter 2005. For the six months ended June 30, 2006, Federal Realty reported FFO of $88.0 million, or $1.64 per diluted share. This compares to FFO of $80.5 million, or $1.51 per diluted share, for the same six-month period in 2005.

Net income available for common shareholders was $35.4 million and earnings per diluted common share was $0.66 for the quarter ended June 30, 2006, versus $21.9 million and $0.41, respectively, for second quarter 2005. Year-to-date, Federal Realty reported net income available for common shareholders of $63.5 million, or $1.19 per diluted share. This compares to net income available for common shareholders of $43.1 million, or $0.81 per diluted share, for the six months ended June 30, 2005.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2006 OPERATING RESULTS

August 2, 2006

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results

On a same-center basis, including redevelopments and expansions, property operating income increased 5.9% over second quarter 2005. When redevelopments and expansions are excluded from the same-center results, property operating income increased 5.6% from second quarter 2005.

Overall, the Trust’s portfolio was 96.7% leased and 94.7% occupied as of June 30, 2006, compared to 95.0% and 91.5%, respectively, on June 30, 2005. Federal Realty’s same-center portfolio was 97.7% leased and 96.2% occupied on June 30, 2006, compared to 96.4% and 95.5%, respectively, on June 30, 2005.

During second quarter 2006, the Trust signed 76 leases for approximately 325,000 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), the Trust leased 276,000 square feet at an average cash-basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 17%. The average contractual rent on this comparable space for the first year of the new lease is $24.40 per square foot compared to the average contractual rent of $20.90 per square foot for the last year of the prior lease. The previous average contractual rent is calculated by including both the minimum rent and the percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 25% for second quarter 2006. As of June 30, 2006, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio is $18.95 per square foot.

“Our core properties continue to demonstrate the internal growth that we expect to see from our high quality assets in their strong locations; performance that we expect to continue for the foreseeable future,” commented Donald C. Wood, president and chief executive officer of Federal Realty Investment Trust.

Residential condominium sales at Santana Row, Federal Realty’s mixed-use community in San Jose, Calif., remain strong. Through July 31, 2006, the Trust had closed sales on 215 units and had four units under contract, with associated gross sales proceeds of $149.2 million and $4.0 million, respectively, which would complete the sale of the 219 units.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2006 OPERATING RESULTS

August 2, 2006

Regular Quarterly Dividends

Federal Realty also announced today that its Board of Trustees increased the regular dividend rate on its common shares, declaring a regular quarterly cash dividend of $0.575 per share on its common shares, resulting in an indicated annual rate of $2.30 per share, an increase of $0.08 annually. The regular common dividend will be payable on October 16, 2006, to common shareholders of record as of September 22, 2006. This increase represents the 39th consecutive year that Federal Realty has increased its common dividend, the longest record of consecutive annual dividend increases in the REIT sector.

“We are extremely proud of the company’s ability to increase our dividend for the 39th consecutive year,” said Wood. “Over the past 39 years, the Trust and the REIT industry have endured many macro- and micro-level issues, and through them all, we have been able to maintain our streak of dividend increases. This is a significant indicator as to the ongoing stability and consistency of our performance.”

Additionally, Federal Realty’s Board of Trustees declared a regular quarterly cash dividend of $0.53125 per share on the Trust’s Series B Cumulative Redeemable Preferred Shares (NYSE: FRTprB). Dividends on the Series B Cumulative Redeemable Preferred Shares will be payable on October 31, 2006, to shareholders of record on October 16, 2006.

Guidance

Federal Realty’s guidance for 2006 FFO per diluted share was narrowed to a range of $3.33 to $3.35, and its 2006 earnings per diluted common share guidance increased to a range of $1.97 to $1.99.

Summary of Other Quarterly Activities and Recent Developments

•	July 28, 2006 – The Trust closed a new $300 million unsecured revolving credit facility to replace its existing $300 million unsecured revolving credit facility, which was scheduled to mature on October 7, 2006.

•	July 17, 2006 – The Trust closed a $250 million senior unsecured note offering comprised of a $130 million tranche due January 2017 with a 6.20% coupon, and a $120 million tranche due July 2012 with a 6.00% coupon.

•	July 11, 2006 – Federal Realty announced the appointment of Gail P. Steinel, executive vice president of BearingPoint Inc., to Federal Realty’s board of trustees.

•	June 8, 2006 – Federal Realty announced the addition of two grocery-anchored shopping centers to the Trust’s joint venture with Clarion Lion Properties Fund. Barcroft Plaza is located in the Washington, D.C. metropolitan area and was acquired for $25.1 million in an off-market transaction. In addition, Greenlawn Plaza, a property that the Trust acquired in 2000, was contributed to the venture. This redeveloped and stabilized property was also acquired in an off-market transaction and valued at $20.4 million when it was contributed to the venture.

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2006 OPERATING RESULTS

August 2, 2006

•	May 3, 2006 – Federal Realty announced that its Board of Trustees has declared a regular quarterly cash dividend of $0.555 per share on its common shares, resulting in an indicated annual dividend rate of $2.22 per share.

Conference Call Information

Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2006 earnings conference call, which is scheduled for August 3, 2006, at 11 a.m. Eastern Daylight Time. To participate, please call (888) 566-5771 five to ten minutes prior to the call’s start time and use the Passcode EARNINGS (required). The conference leader is Andrew Blocher. Federal Realty will also provide an online Web Simulcast on the Company’s Web site, www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through September 4, 2006, by dialing (866) 448-4809.

About Federal Realty

Federal Realty Investment Trust is an equity real estate investment trust specializing in the ownership, management, development, and redevelopment of high quality retail assets. Federal Realty’s portfolio (excluding joint venture properties) contains approximately 17.7 million square feet located primarily in strategic metropolitan markets in the Northeast, Mid-Atlantic, and California. In addition, the Trust has an ownership interest in approximately 0.7 million square feet of retail space through its joint venture with Clarion Lion Properties Fund in which the Trust has a 30% interest. Our operating portfolio (excluding joint venture properties) was 96.7% leased to national, regional, and local retailers as of June 30, 2006, with no single tenant accounting for more than approximately 2.6% of annualized base rent. Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 39 consecutive years, the longest record in the REIT industry. Shares of Federal Realty are traded on the NYSE under the symbol FRT.

Safe Harbor Language

Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our most recent annual report on Form 10-K (as amended), and include the following:

•	risks that our tenants will not pay rent or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•	risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovations may cost more, take more time to complete, or fail to perform as expected;

•	risks that we may not be able to sell the condominium units at Santana Row for the expected prices or within the anticipated time frames;

•	risks that the number of properties we acquire for our own account, and therefore the amount of capital we invest in acquisitions, may be impacted by our real estate partnership;

•	risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

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FEDERAL REALTY INVESTMENT TRUST ANNOUNCES

SECOND QUARTER 2006 OPERATING RESULTS

August 2, 2006

•	risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•	risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our most current annual report on Form 10-K (as amended) and our quarterly reports on Form 10-Q.

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Federal Realty Investment Trust

Summarized Operating Results

June 30, 2006

Financial Highlights

(in thousands, except per share data)

(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
CONSOLIDATED OPERATING RESULTS
Revenue
Rental income	$105,533	$95,762	$210,498	$193,545
Other property income	1,862	2,042	3,956	3,970
Mortgage interest income	1,349	1,449	2,671	2,730

	108,744	99,253	217,125	200,245

Expenses
Rental	20,265	19,401	42,329	42,446
Real estate taxes	10,525	8,705	21,076	18,273
General and administrative	4,981	4,982	9,483	9,484
Depreciation and amortization	24,172	22,242	48,078	44,038

	59,943	55,330	120,966	114,241

Operating income	48,801	43,923	96,159	86,004

Other interest income	331	1,301	593	1,693
Interest expense	(24,754)	(21,827)	(49,034)	(43,890)
Income from real estate partnership	190	153	338	224
Minority interests	(1,324)	(1,279)	(2,397)	(2,795)

Income from continuing operations	23,244	22,271	45,659	41,236

Discontinued operations
Loss from discontinued operations	(22)	(1,066)	(143)	(316)
Gain on sale of real estate	15,034	3,602	23,771	7,884

Results from discontinued operations	15,012	2,536	23,628	7,568

Net Income	38,256	24,807	69,287	48,804

Dividends on preferred stock	(2,869)	(2,869)	(5,738)	(5,738)

Net income available for common shareholders	$35,387	$21,938	$63,549	$43,066

FUNDS FROM OPERATIONS AVAILABLE FOR COMMON SHAREHOLDERS
Net income	$38,256	$24,807	$69,287	$48,804
Gain on sale of real estate	(15,034)	(3,602)	(23,771)	(7,884)
Depreciation and amortization of real estate assets	22,010	20,735	43,884	41,253
Amortization of initial direct costs of leases	1,825	1,802	3,564	3,428
Depreciation of real estate partnership assets	151	157	315	314

Funds from operations	47,208	43,899	93,279	85,915
Dividends on preferred stock	(2,869)	(2,869)	(5,738)	(5,738)
Income attributable to operating partnership units	245	194	478	352

Funds from operations available for common shareholders	$44,584	$41,224	$88,019	$80,529

Weighted average number of common shares, diluted	53,710	53,408	53,688	53,305

Funds from operations available for common shareholders per diluted share	$0.83	$0.77	$1.64	$1.51

EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.39	$0.37	$0.75	$0.68
Discontinued operations	0.28	0.05	0.45	0.14

	$0.67	$0.42	$1.20	$0.82

Weighted average number of common shares, basic	52,842	52,454	52,789	52,333

EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.38	$0.36	$0.75	$0.67
Discontinued operations	0.28	0.05	0.44	0.14

	$0.66	$0.41	$1.19	$0.81

Weighted average number of common shares, diluted	53,315	52,986	53,287	52,876

Federal Realty Investment Trust

Summarized Balance Sheets

June 30, 2006

Financial Highlights

(in thousands)

CONSOLIDATED BALANCE SHEETS

	June 30, 2006	December 31, 2005
ASSETS
Real estate, at cost
Operating	$2,790,717	$2,731,694
Construction-in-progress	58,334	50,593
Discontinued operations	3,645	47,034

	2,852,696	2,829,321
Less accumulated depreciation and amortization	(696,691)	(663,750)

Net real estate	2,156,005	2,165,571

Cash and cash equivalents	14,042	8,639
Accounts and notes receivable	38,659	38,161
Mortgage notes receivable	40,796	40,531
Investment in real estate partnership	10,641	9,375
Other assets	88,326	88,575

TOTAL ASSETS	$2,348,469	$2,350,852

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities
Obligations under capital leases and mortgage notes	$417,189	$419,713
Notes payable	363,119	316,755
Senior notes and debentures	613,458	653,675
Other liabilities	158,159	166,669

Total liabilities	1,551,925	1,556,812

Minority interests	19,215	19,193

Shareholders’ equity
Preferred stock	135,000	135,000
Common shares and other shareholders’ equity	642,329	639,847

Total shareholders’ equity	777,329	774,847

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,348,469	$2,350,852

Federal Realty Investment Trust

Funds From Operations / Summary of Capital Expenditures

June 30, 2006

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
	(in thousands, except per share data)		(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$38,256	$24,807	$69,287	$48,804
Gain on sale of real estate	(15,034)	(3,602)	(23,771)	(7,884)
Depreciation and amortization of real estate assets	22,010	20,735	43,884	41,253
Amortization of initial direct costs of leases	1,825	1,802	3,564	3,428
Depreciation of real estate partnership assets	151	157	315	314

Funds from operations	47,208	43,899	93,279	85,915
Dividends on preferred stock	(2,869)	(2,869)	(5,738)	(5,738)
Income attributable to operating partnership units	245	194	478	352

Funds from operations available for common shareholders	$44,584	$41,224	$88,019	$80,529

Weighted average number of common shares, diluted	53,710	53,408	53,688	53,305

Funds from operations available for common shareholders per diluted share	$0.83	$0.77	$1.64	$1.51

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	12,372	39,731	25,816	58,223
Tenant improvements and incentives	9,834	4,194	19,381	6,403

Total non-maintenance capital expenditures	22,206	43,925	45,197	64,626
Maintenance capital expenditures	792	833	1,007	1,540

Total capital expenditures	$22,998	$44,758	$46,204	$66,166

Dividends and Payout Ratios
Regular common dividends declared	$29,451	$29,229	$58,882	$55,735
Special common dividends declared	—	—	10,606	—

Common dividends declared	$29,451	$29,229	$69,488	$55,735

Dividend payout ratio % - FFO (excluding special dividends) (2)	66%	71%	67%	69%

Notes:

(1)	See Glossary of Terms. FFO available for common shareholders excludes the gain on sale of condominiums at Santana Row.
(2)	The sale of condominiums at Santana Row has resulted in special dividends in the fourth quarter of 2005 and the first quarter of 2006.

Federal Realty Investment Trust

Market Data

June 30, 2006

	June 30, 2006	June 30, 2005
	(in thousands, except per share data)
Market data
Common shares outstanding (1)	53,065	52,665
Market price per common share	$70.00	$59.00

Common equity market capitalization	$3,714,550	$3,107,235

Series B preferred shares outstanding	5,400	5,400
Market price per Series B preferred share	$25.47	$26.54

Preferred equity market capitalization	$137,538	$143,316

Equity market capitalization	$3,852,088	$3,250,551
Total debt (2)	1,393,766	1,342,492

Total market capitalization	$5,245,854	$4,593,043

Total debt to market capitalization at then current market price	27%	29%
Total debt to market capitalization at constant common share price of $59.00	30%	29%
Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	85%	84%
Variable rate debt	15%	16%

	100%	100%

Notes:

(1)	Consists of 54,546,427 shares issued net of 1,481,189 shares held in Treasury as of June 30, 2006. As of June 30, 2005, consists of 54,145,519 shares issued net of 1,480,201 shares held in Treasury. Amounts do not include 402,210 and 423,576 Operating Partnership Units outstanding at June 30, 2006 and June 30, 2005, respectively.
(2)	Total debt includes capital leases and mortgages payable, notes payable, and senior notes and debentures. It does not include the $23.2 million which is the Trust’s 30% share of the total $77.4 million debt of the partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Components of Rental Income

June 30, 2006

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
	(in thousands)		(in thousands)
Components of Rental Income
Minimum rents
Retail and commercial properties (1)	$80,285	$73,562	$159,273	$146,609
Residential (2)	3,120	1,764	5,614	3,439
Cost reimbursements	19,402	17,915	39,712	37,718
Percentage rents	1,216	1,266	3,150	3,062
Other rental income	1,510	1,255	2,749	2,717

Total rental income	$105,533	$95,762	$210,498	$193,545

Notes:

(1)	Minimum rents include $3.1 and $3.2 million for the six months ended June 30, 2006 and 2005, respectively, and $1.7 million and $1.4 million for the three months ended June 30, 2006 and 2005, respectively, to recognize minimum rents on a straight line basis as required by GAAP. Minimum rents include $1.0 million and $0.8 million for the six months ended June 30, 2006 and 2005, respectively, and $0.5 million and $0.4 million for the three months ended June 30, 2006 and 2005, to recognize income from the amortization of in-place leases in accordance with SFAS 141.
(2)	Residential minimum rents consist of rents at Rollingwood Apartments, the Crest at Congressional Apartments and the residential units at Santana Row not sold or held for sale at June 30, 2006. The Trust has 259 newly constructed residential units at Santana Row which commenced occupancy in April 2005 and were 94% and 27% leased on June 30, 2006 and 2005, respectively.

Federal Realty Investment Trust

Summary of Outstanding Debt and Capital Lease Obligations

June 30, 2006

	Maturity Date	Interest Rate as of June 30, 2006		Balance as of June 30, 2006
				(in thousands)
Mortgage Loans (a)
Secured Fixed Rate
Leesburg Plaza	10/01/08	6.510%		$9,821
164 E Houston Street	10/06/08	7.500%		122
Mercer Mall	04/01/09	8.375%		4,544
Federal Plaza	06/01/11	6.750%		34,428
Tysons Station	09/01/11	7.400%		6,437
Crow Canyon	08/11/13	5.400%		22,115
Barracks Road	11/01/15	7.950%		42,909
Hauppauge	11/01/15	7.950%		16,176
Lawrence Park	11/01/15	7.950%		30,414
Wildwood	11/01/15	7.950%		26,734
Wynnewood	11/01/15	7.950%		30,995
Brick Plaza	11/01/15	7.415%		31,869
Mount Vernon	04/15/28	5.660	%(b)	12,414

Total Mortgage Loans				268,978

Notes Payable
Unsecured Fixed Rate
Perring Plaza Renovation	01/31/13	10.000%		1,719
Unsecured Variable Rate
Revolving credit facility	10/07/06	LIBOR + .65	%(c)	102,000
Term note with banks	10/07/06	LIBOR + .85	%(d)	100,000
Term note with banks	10/07/08	LIBOR + .85	%(d)	150,000
Escondido (Municipal bonds)	10/01/16	3.551	%(e)	9,400

Total Notes Payable				363,119

Senior Notes and Debentures
Unsecured Fixed Rate
6.125% Notes	11/15/07	6.325	%(f)	150,000
8.75% Notes	12/01/09	8.750%		175,000
4.50% Notes	02/15/11	4.500%		75,000
5.65% Notes	06/01/16	5.650%		125,000
7.48% Debentures	08/15/26	7.480	%(g)	50,000
6.82% Medium Term Notes	08/01/27	6.820	%(h)	40,000

Subtotal				615,000
Unamortized Debt Discount				(1,542)

Total Senior Notes and Debentures				613,458

Capital Lease Obligations
		Various through 2077	(i)	148,211

	Total Debt and Capital Lease Obligations			$1,393,766

						Weighted Average Effective Rate at June 30, 2006 (j)
	Total fixed rate debt and capital lease obligations			$1,182,366	85%	7.18%
	Total variable rate debt			211,400	15%	5.98%

	TOTAL DEBT AND CAPITAL LEASES OBLIGATIONS			$1,393,766	100%	7.00%

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (k)	3.02x	2.57x	2.90x	2.58x
Ratio of Adjusted EBITDA to combined fixed charges and preferred share dividends (k)	2.50x	2.43x	2.49x	2.43x

Notes:

(a)	Mortgage loans do not include the Trust’s 30% share ($23.2 million) of the $77.4 million debt of the partnership with Clarion Lion Properties Fund.
(b)	The interest rate is fixed at 5.66% for the first ten years and then will be reset to a market rate. The lender has the option to call the loan on April 15, 2013 or anytime thereafter.
(c)	A $300 million three-year revolving credit facility, with a one-year extension option. The weighted average effective rate, before amortization of debt fees, was 5.43% and 5.26% for the three and six months ended June 30, 2006. On July 28, 2006, this revolving credit facility was paid in full and replaced with a new 4-year $300 million credit facility.
(d)	The term notes were repaid in full on July 17, 2006 from the proceeds of our issuance of $120 million of fixed rate notes which mature in July 2012 and bear interest at 6.00% and $130 million of fixed rate notes which mature in January 2017 and bear interest at 6.20%.
(e)	The bonds bear interest at a variable rate determined weekly which would enable the bonds to be remarketed at 100% of their principal amount.
(f)	The Trust purchased an interest rate lock to hedge this note offering. A loss of $1.5 million associated with this hedge is being amortized into the note offering thereby increasing the effective interest rate on these notes to 6.325%.
(g)	Beginning on August 15, 2008, the debentures are redeemable by the holders thereof at the original purchase price of $1,000 per debenture.
(h)	Beginning on August 1, 2007, the notes are redeemable by the holders thereof at the original purchase price of $1,000 per note.
(i)	The average annualized interest rate on capital lease obligations as of June 30, 2006 is 9.25% on a basis of minimum rent and 13.05% including performance-based participation.
(j)	The weighted average effective interest rate includes the amortization of any deferred financing fees and discounts, if applicable, and excludes performance-based rent on capital lease obligations.
(k)	Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount and expense and the portion of rent expense representing an interest factor. Preferred share dividends consist of dividends paid on outstanding Series B preferred shares. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust

Summary of Debt Maturities

June 30, 2006

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities (1)	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	$2,449	$202,000	$204,449		14.6%	14.6%
2007	5,747	150,000	155,747		11.2%	25.8%
2008	6,150	159,542	165,692		11.9%	37.7%
2009	6,505	179,349	185,854		13.3%	51.0%
2010	6,996	—	6,996		0.5%	51.5%
2011	7,083	112,252	119,335		8.6%	60.1%
2012	7,195	—	7,195		0.5%	60.6%
2013	7,260	19,156	26,416		1.9%	62.5%
2014	7,454	—	7,454		0.5%	63.0%
2015	7,201	145,807	153,008		11.0%	74.0%
Thereafter	138,762	224,400	363,162		26.0%	100.0%

Total	$202,802	$1,192,506	$1,395,308	(2)	100.0%

Notes:

(1)	Maturities include a $100 million term note in 2006, $102 million drawn under the Trust’s $300 million three-year revolving credit facility in 2006 and $150 million term note in 2008. The two term notes were repaid in full on July 17, 2006 from the proceeds of $120 million and $130 million fixed rate notes which mature in 2012 and 2017, respectively. The credit facility was paid in full on July 28, 2006 and replaced with a new $300 million 4-year credit facility which matures in 2010.
(2)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized discount on certain senior notes and debentures.

Federal Realty Investment Trust

Summary of Redevelopment Opportunities

June 30, 2006

Current Redevelopment Opportunities (1) ($ millions)

Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date
Projects Anticipated to Stabilize in 2006 (3)
Santana Phase IV	San Jose, CA	Building 7 residential re-build	10%	$71		$64
Mount Vernon / South Valley	Alexandria, VA	Grocer expansion, small shop re-tenanting, site improvements, addition of five pad site buildings and three anchors.	11%	$36		$32
Leesburg Plaza	Leesburg, VA	Demolish, redevelop and re-tenant the former Kmart & Peebles.	10%	$14		$14
Village of Shirlington - Phase II	Arlington, VA	Ground floor retail and parking garage as part of urban mixed-use development (by others)	11%	$8		$6
Brick Plaza	Brick, NJ	Re-tenanting (electronics)	9%	$2		$2
Hauppauge Shopping Center	Hauppauge, NY	Panera Café pad site	10%	$1	$	<1
Barracks Road Shopping Center	Charlottesville, VA	Chipotle pad site	12%	$1	$	<1

Subtotal: Projects Anticipated to Stabilize in 2006 (3) (4)			11%	$133		$120

Projects Anticipated to Stabilize in 2007 (3)

Rockville Town Square	Rockville, MD	Ground floor retail as part of urban mixed-use development (by others)	13%	$39		$12
Mercer Mall	Lawrenceville , NJ	Demolish, redevelop and re-tenant	11%	$22		$16
Willow Lawn	Richmond, VA	Anchor re-tenanting, small shop demolition, façade renovation, and site improvements	9%	$20		$12
Loehmann’s Plaza	Falls Church, VA	Grocer expansion, anchor relocation, façade renovation and site improvements	13%	$12		$4
Leesburg Plaza - Pads	Leesburg, VA	Two new retail buildings and a bank pad site will be added	13%	$5	$	<1

Subtotal: Projects Anticipated to Stabilize in 2007 (3) (4)			12%	$98		$45

Total: Projects Anticipated to Stabilize in 2006 and 2007 (3) (4)			11%	$231		$165

Redevelopments anticipated to stabilize in 2008 and 2009 include the next phase of Bethesda Row, the next phase of the Village at Shirlington, Galaxy Building and Flourtown representing approximately $100 million of redevelopment capital. The Trust has a pipeline of potential, future redevelopment projects including Pike 7 and Westgate Mall and future phases of Santana Row and Assembly Square. (3) (5)

Notes:

(1)	These current redevelopment opportunities are being pursued by the Trust. There is no guaranty that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management’s best estimate based on current information and may change over time.
(2)	Projected ROI reflects only the deal specific cash, unleveraged Incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid for the redevelopment space and any other space taken out of service to accomodate the redevelopment. Projected ROI does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property. ROI for Mount Vernon/South Valley and Mercer Mall (properties acquired on the basis of redevelopment potential) are calculated as the increase in POI between acquisition and stabilization divided by the increase in cost basis between acquisition and stabilization.
(3)	Anticipated Stabilization is the year in which 95% occupancy of the redeveloped space is anticipated to be achieved.
(4)	All subtotals and totals reflect cost weighted-average ROIs.
(5)	These future redevelopment opportunities are being explored by the Trust. There is no guaranty that the Trust will ultimately pursue or complete any or all of these opportunities.

Federal Realty Investment Trust

Santana Row Summary (1)

June 30, 2006

	Description	Comments
Operational - Phases I, II and III (2) (5)
Retail	563,000 sf	Retail was 94% leased as of June 30, 2006.

Residential	36 units	36 townhouse rental units in Building Eight were 97% leased on June 30, 2006.
In Progress (3) (5)
Residential - for rent	259 units	259 rental units being built on the Building Seven podium. Initial occupancy commenced in April 2005 with lease-up expected to continue through 2006. As of June 30, 2006, 243 units (91 townhomes and 152 flats) have been leased. Projected cost for the 259 units of $71 million is expected to yield 10% upon stabilization in 2006.
Phase IV
Residential - for sale	219 units	Closings on the sale of loft and villa units commenced in August 2005. Projected gross sales proceeds of approximately $153 million. (4)

	Commitments/Closings:	215 units have been closed, with associated gross sales proceeds of $149.2 million.
	(as of July 31, 2006)	Four units are under binding contracts, with associated gross sales proceeds of $4.0 million.

		Units Closed	Units Under Contract	Units Remaining
	Building Three (98 lofts)	95	3	0
	Building Four (100 lofts)	100	0	0
	Building Six (21 villas)	20	1	0
	Total	215	4	0

Future (6)
Retail	125,000 sf	Currently being master planned

Residential	687 units	Currently being master planned.

Hotel	191 rooms	Currently being master planned

Notes:

(1)	All costs are projected final costs. Yield represents stabilized projected Property Operating Income divided by projected final costs.
(2)	The portions of the property currently open and operating which include luxury and lifestyle retail components, townhome residential units, and the 213-room Hotel Valencia Santana Row.
(3)	Developments and other significant activities being actively pursued at Santana Row.
(4)	Projected gross sales represent actual sales prices for units sold and contract prices for units under contract, without taking into account any costs of sale, including, without limitation, any income taxes that may be paid.
(5)	$432 million of projected costs at Santana Row is expected to yield 7% upon both of the following having occurred: (1) stabilization of Phases I - IV (net of insurance proceeds), and (2) completion of the sale of 219 condominiums expected in 2006. The projected cost includes $11 million invested in joint ventures at Santana Row.
(6)	Remaining entitlements for development or sale.

Federal Realty Investment Trust

2006 Significant Acquisitions and Dispositions

Through June 30, 2006

Federal Realty Investment Trust Acquisitions

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in millions)
January 20, 2006	4900 Hampden Lane (1)	Bethesda, MD	35,000	$12.0	Washington Sports Club
January 27, 2006	7770 Richmond Highway	Alexandria, VA	60,000	$9.9	Gold’s Gym
June 29, 2006	Town Center of New Britain	New Britain, PA	126,000	$12.8	Clemens Market, Rite Aid

	Total		221,000	$34.7

Federal Realty Investment Trust Dispositions

Date	Property	City / State	GLA	Sales price
				(in millions)
January -June 2006	Santana Row condominiums	San Jose, CA	81 units	$57.2
June 5, 2006	Greenlawn Plaza Shopping Center (2)	Huntington, NY	102,000	$20.4

	Total			$77.6

Notes:

(1)	4900 Hampden Lane is a fully-leased retail parcel adjacent to Betheseda Row and is included in Bethesda Row on the Real Estate Status Report.
(2)	Greenlawn Plaza was sold by the Trust to a subsidiary of our partnership with Clarion Lion Properties Fund.

Federal Realty Investment Trust

Real Estate Status Report

June 30, 2006

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	Grocery Anchor GLA (4)	Grocery Anchor (4)	Other Principal Tenants
				(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Bethesda Row	(5)	Washington, DC-MD-VA	1993-2006	100,243	$12,576	477,000	98%	40,000	Giant Food	Barnes & Noble / Landmark Theater / Washington Sports Club
Congressional Plaza	(6)	Washington, DC-MD-VA	1965	68,160		338,000	99%	28,000	Whole Foods	Buy Buy Baby / Container Store / Tower Records
Courthouse Center	(7)	Washington, DC-MD-VA	1997	4,596		38,000	97%
Falls Plaza		Washington, DC-MD-VA	1967	8,165		73,000	100%	51,000	Giant Food
Falls Plaza-East		Washington, DC-MD-VA	1972	3,332		71,000	98%			CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	62,290	34,428	247,000	100%			TJ Maxx / CompUSA / Ross
Friendship Center		Washington, DC-MD-VA	2001	33,309		119,000	100%			Borders / Linens ‘n Things / Maggiano’s
Gaithersburg Square		Washington, DC-MD-VA	1993	23,767		196,000	98%			Bed, Bath & Beyond / Borders / Ross
Idylwood Plaza		Washington, DC-MD-VA	1994	15,008		73,000	97%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	45,886		387,000	97%	61,000	Giant Food	Marshalls / Toys R Us
Leesburg Plaza	(7)	Washington, DC-MD-VA	1998	30,204	9,821	236,000	95%	55,000	Giant Food	Champion Billiards / Petsmart / Pier One / Office Depot
Loehmann’s Plaza		Washington, DC-MD-VA	1983	24,371		250,000	96%			Bally’s / Loehmann’s
Mid-Pike Plaza	(8)	Washington, DC-MD-VA	1982	17,803	10,041	309,000	100%			Linens ‘n Things / Toys R Us / Bally’s / AC Moore / Filene’s Basement
Mount Vernon	(7)	Washington, DC-MD-VA	2003	41,700	12,414	285,000	99%	54,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels
Old Keene Mill		Washington, DC-MD-VA	1976	5,358		92,000	100%	24,000	Whole Foods
Pan Am		Washington, DC-MD-VA	1993	27,151		227,000	100%	63,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1999	87,667		296,000	99%	45,000	Harris Teeter	Bally’s / Bed, Bath & Beyond / DSW / Cost Plus
Pike 7		Washington, DC-MD-VA	1997	33,743		164,000	100%			Staples / TJ Maxx / Tower Records
Quince Orchard		Washington, DC-MD-VA	1993	19,893		252,000	100%	24,000	Magruders	Circuit City / Staples
Rockville Town Square	(9)	Washington, DC-MD-VA	N/A	5,322		N/A	N/A
Rollingwood Apartments		Washington, DC-MD-VA	1971	6,815		N/A	89%
Sam’s Park & Shop		Washington, DC-MD-VA	1995	12,170		49,000	100%			Petco
South Valley	(7)	Washington, DC-MD-VA	2003	21,855		221,000	99%			Home Depot / TJ Maxx
Tower		Washington, DC-MD-VA	1998	18,989		109,000	90%			Virginia Fine Wine / Talbots
Tyson’s Station		Washington, DC-MD-VA	1978	3,429	6,437	50,000	97%			Trader Joes
Village at Shirlington		Washington, DC-MD-VA	1995	36,501		203,000	97%			Cineplex Odeon / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	17,507	26,734	85,000	100%	20,000	Balducci’s	CVS
7770 Richmond Hwy		Washington, DC-MD-VA	2006	10,020		61,000	100%			Gold’s Gym

		Total Washington Metropolitan Area		785,254		4,908,000	98%

New York / New Jersey
Allwood	(8)	Bergen-Passaic, NJ	1988	3,884	3,055	50,000	100%	50,000	Stop & Shop
Blue Star	(8)	Middlesex-Somerset-Hunterdon, NJ	1988	36,859	23,315	410,000	98%	43,000	Shop Rite	Kohl’s / Michaels / Toys R Us / Marshalls
Brick Plaza		Monmouth-Ocean, NJ	1989	55,776	31,869	409,000	100%	66,000	A&P	Loews Theatre / Barnes & Noble / Sports Authority
Brunswick	(8)	Middlesex-Somerset-Hunterdon, NJ	1988	22,380	9,706	303,000	97%	55,000	A&P	A.J. Wright / L.A. Fitness
Clifton	(8)	Bergen-Passaic, NJ	1988	5,049	2,841	80,000	99%			Drug Fair / Dollar Express
Forest Hills		New York, NY	1997	24,055		85,000	100%			Midway Theatre / Duane Reade / Gap
Fresh Meadows		New York, NY	1997	66,199		403,000	96%			Filene’s Basement / Kohl’s / Cineplex Odeon
Hamilton	(8)	Trenton, NJ	1988	7,772	4,211	190,000	94%	53,000	Shop Rite	AC Moore / Stevens Furniture
Hauppauge		Nassau-Suffolk, NY	1998	26,794	16,176	134,000	98%	61,000	Shop Rite	AC Moore
Huntington	(8)	Nassau-Suffolk, NY	1988	21,072	12,464	279,000	100%			Buy Buy Baby / Toys R Us / Bed, Bath & Beyond / Barnes & Noble
Mercer Mall	(8)	Trenton, NJ	2003	97,343	58,396	499,000	94%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan
Rutgers	(8)	Middlesex-Somerset-Hunterdon, NJ	1988	15,597	11,243	267,000	100%	74,000	Stop & Shop	Kmart
Troy		Newark, NJ	1980	21,249		202,000	99%	64,000	Pathmark	AC Moore / Comp USA / Toys R Us

		Total New York / New Jersey		404,029		3,311,000	98%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	22,940		267,000	99%	24,000	Acme Markets	Kohl’s / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	26,078		280,000	100%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness
Ellisburg Circle		Philadelphia, PA-NJ	1992	26,983		267,000	100%	47,000	Genuardi’s	Bed, Bath & Beyond / Stein Mart
Feasterville		Philadelphia, PA-NJ	1980	11,633		111,000	100%	53,000	Genuardi’s	OfficeMax
Flourtown		Philadelphia, PA-NJ	1980	9,262		187,000	49%	42,000	Genuardi’s
Langhorne Square		Philadelphia, PA-NJ	1985	17,902		216,000	98%	55,000	Redner’s Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	28,466	30,414	353,000	98%	53,000	Acme Markets	CHI / TJ Maxx / CVS
Northeast		Philadelphia, PA-NJ	1983	22,119		287,000	92%			Burlington Coat / Marshalls / Tower Records
Town Center of New Britain		Philadelphia, PA-NJ	2006	13,544		126,000	88%	36,000	Clemens Market	Tuesday Morning / Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	26,592		215,000	100%			Barnes & Noble / Marshalls / Toys R Us
Wynnewood		Philadelphia, PA-NJ	1996	35,632	30,995	255,000	98%	98,000	Genuardi’s	Bed, Bath & Beyond / Borders / Old Navy

		Total Philadelphia Metropolitan Area		241,151		2,564,000	94%

Boston
Assembly Square/Sturtevant Street		Boston-Worcester-Lawrence-Lowell-Brockton, MA	2005-2006	107,857		552,000	100%			AC Moore / Bed, Bath & Beyond / Christmas Tree Shops / Kmart / Staples / Sports Authority / TJ Maxx
Dedham Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	1993	29,834		241,000	96%	80,000	Star Market	Pier One
Queen Anne Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	1994	15,016		149,000	100%	50,000	Victory Supermarket	TJ Maxx
Saugus Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	1996	13,592		171,000	100%	55,000	Super Stop & Shop	Kmart

		Total Boston		166,299		1,113,000	99%

Property Name		MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA (1)	% Leased	Grocery Anchor GLA (4)	Grocery Anchor (4)	Other Principal Tenants
				(in thousands)	(in thousands)
Chicago
Crossroads		Chicago, IL	1993	22,630		173,000	96%			Comp USA / Golfsmith / Guitar Center
Finley Square		Chicago, IL	1995	28,936		315,000	98%			Bed, Bath & Beyond / Sports Authority
Garden Market		Chicago, IL	1994	11,195		140,000	96%	63,000	Dominick’s	Walgreens
North Lake Commons		Chicago, IL	1994	13,225		129,000	96%	77,000	Dominick’s

		Total Chicago		75,986		757,000	97%

East Region - Other
Barracks Road		Charlottesville, VA	1985	41,601	42,909	483,000	98%	91,000	Harris Teeter /Kroger	Bed, Bath & Beyond / Barnes & Noble / Old Navy
Bristol Plaza		Hartford, CT	1995	23,776		277,000	96%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	17,135		157,000	90%	23,000	Earth Fare	Stein Mart
Governor Plaza		Baltimore, MD	1985	19,652		268,000	100%			Bally’s / Comp USA / Office Depot
Gratiot Plaza		Detroit, MI	1973	18,061		217,000	100%	69,000	Farmer Jacks	Bed, Bath & Beyond / Best Buy / DSW
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	15,993		42,000	100%			Saks Fifth Avenue
Lancaster	(8)	Lancaster, PA	1980	10,822	4,907	107,000	100%	39,000	Giant Food	Michaels
Perring Plaza		Baltimore, MD	1985	26,326		402,000	99%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores
Shops at Willow Lawn		Richmond-Petersburg, VA	1983	69,369		467,000	90%	60,000	Kroger	Old Navy / Tower Records / Staples

		Total East Region - Other		242,735		2,420,000	96%

		Total East Region		1,915,454		15,073,000	97%

West Region

California
Colorado Blvd		Los Angeles-Long Beach, CA	1996-1998	16,695		69,000	99%			Pottery Barn / Banana Republic
Crow Canyon		San Ramon, CA	2005	50,978	22,115	225,000	96%	58,000	Albertson’s	Loehmann’s / Rite Aid
Escondido	(10)	San Diego, CA	1996	25,779		222,000	100%			Cost Plus / TJ Maxx / Toys R Us
Fifth Ave	(11)	San Diego, CA	1996-1997	12,698		51,000	84%			Urban Outfitters
Hermosa Ave	(12)	Los Angeles-Long Beach, CA	1997	4,721		23,000	100%
Hollywood Blvd	(12)	Los Angeles-Long Beach, CA	1999	36,278		149,000	78%			Hollywood Entertainment Museum
Kings Court	(7)	San Jose, CA	1998	11,504		79,000	100%	25,000	Lunardi’s Super Market	Longs Drug Store
Old Town Center		San Jose, CA	1997	33,362		95,000	99%			Borders / Gap Kids / Banana Republic
Santana Row (Phase I, II & III)		San Jose, CA	1997	458,690		563,000	95%			Crate & Barrel / Container Store / Best Buy / Borders / CineArts Theatre

Third St Promenade	(13)	Los Angeles-Long Beach, CA	1996-2000	73,955		211,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate		San Jose, CA	2004	115,098		646,000	98%	38,000	Safeway	Target / Burlington Coat Factory / Barnes & Noble / Ross
150 Post Street		San Francisco, CA	1997	35,711		104,000	85%			Brooks Brothers

		Total California		875,469		2,437,000	96%

West Region - Other
Houston St		San Antonio, TX	1998	61,773	122	171,000	72%			Hotel Valencia
		Total West Region		937,242		2,608,000	94%

Grand Total				$2,852,696	$417,189	17,681,000	97%

Notes:

(1)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(2)	For purposes of this schedule, “occupied” refers to spaces where the lease term and obligation to pay rent have commenced.
(3)	Calculated as the aggregate, annualized in-place contractual (cash basis) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces.
(4)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.
(5)	Portion of property subject to capital lease obligation.
(6)	Total investment includes dollars associated with the 146 units of The Crest at Congressional. The Trust has a 64.1% ownership interest in the property.
(7)	Property owned in a “downreit” partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.
(8)	Property subject to capital lease obligation.
(9)	Currently under contract to acquire the retail square footage upon completion of development.
(10)	The Trust has a 70% ownership interest in the property.
(11)	Consists of four properties, three owned 100% by the Trust and one in which the Trust has a 90% ownership interest.
(12)	The Trust has a 90% ownership interest in the property.
(13)	Consists of nine properties, eight owned 100% by the Trust and one in which the Trust has a 90% ownership interest.

Federal Realty Investment Trust

Retail Leasing Summary (1)

June 30, 2006

Renewal Lease Summary - Comparable (2) (7)

Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2006	33	55%	152,112	$26.21	$23.03	$483,141	14%	21%	6.0	$100,000	$0.66
1st Quarter 2006	48	75%	208,579	$24.28	$21.72	$533,573	12%	22%	5.4	$462,906	$2.22
4th Quarter 2005	55	66%	266,018	$19.78	$18.31	$389,590	8%	18%	5.2	$2,522,399	$9.48
3rd Quarter 2005	49	61%	197,246	$24.64	$23.10	$303,787	7%	17%	6.0	$469,514	$2.38

Total - 12 months	185	64%	823,955	$23.27	$21.19	$1,710,091	10%	20%	5.6	$3,554,819	$4.31

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2006	27	45%	123,652	$22.18	$18.28	$483,059	21%	32%	7.8	$2,089,643	$16.90
1st Quarter 2006	16	25%	77,625	$19.76	$14.85	$380,698	33%	43%	7.1	$1,084,565	$13.97
4th Quarter 2005	28	34%	187,935	$24.40	$17.98	$1,206,955	36%	50%	12.7	$3,764,025	$20.03
3rd Quarter 2005	31	39%	197,380	$23.86	$17.27	$1,300,320	38%	52%	13.6	$5,405,665	$27.39

Total - 12 months	102	36%	586,592	$23.14	$17.39	$3,371,032	33%	46%	11.4	$12,343,898	$21.04

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight- lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2006	60	100%	275,764	$24.40	$20.90	$966,200	17%	25%	6.7	$2,189,643	$7.94
1st Quarter 2006	64	100%	286,204	$23.05	$19.85	$914,271	16%	27%	5.8	$1,547,471	$5.41
4th Quarter 2005	83	100%	453,953	$21.69	$18.17	$1,596,545	19%	31%	8.7	$6,286,424	$13.85
3rd Quarter 2005	80	100%	394,626	$24.25	$20.19	$1,604,107	20%	32%	9.7	$5,875,179	$14.89

Total - 12 months	287	100%	1,410,547	$23.21	$19.61	$5,081,123	18%	29%	8.0	$15,898,717	$11.27

Total Lease Summary - Comparable and Non-comparable (2)
Quarter	Number of Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2006	76	324,367	$24.82	6.9	$4,582,028	$14.13
1st Quarter 2006	82	349,369	$25.08	7.2	$5,204,611	$14.90
4th Quarter 2005	107	532,500	$23.64	9.4	$8,738,711	$16.41
3rd Quarter 2005	93	441,018	$24.70	9.8	$7,049,748	$15.99

Total - 12 months	358	1,647,254	$24.46	8.5	$25,575,098	$15.53

Notes:

(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant. Non-comparable leases represent those leases signed on spaces for which there was no former tenant, or expansion square footage for leases rolling over for which there was no former tenant.
(3)	Contractual Rent represents contractual Minimum Rent under the new lease for the first 12 months of the term.
(4)	Prior Rent represents Minimum Rent and Percentage Rent paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of square footage.
(6)	See Glossary of Terms.
(7)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.

Federal Realty Investment Trust

Lease Expirations

June 30, 2006

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	34,000	0%	$1.79	322,000	5%	$20.62	356,000	2%	$18.84
2007	716,000	7%	$10.28	879,000	12%	$24.92	1,595,000	10%	$18.35
2008	737,000	8%	$11.28	982,000	14%	$23.09	1,719,000	10%	$18.03
2009	1,153,000	12%	$11.71	1,018,000	14%	$26.19	2,171,000	13%	$18.50
2010	677,000	7%	$12.69	902,000	13%	$25.76	1,579,000	9%	$20.16
2011	685,000	7%	$15.90	904,000	13%	$28.71	1,589,000	9%	$23.19
2012	845,000	9%	$10.32	600,000	9%	$26.73	1,445,000	9%	$17.14
2013	621,000	6%	$13.82	293,000	4%	$33.00	914,000	5%	$19.97
2014	687,000	7%	$17.86	267,000	4%	$36.63	954,000	6%	$23.11
2015	539,000	6%	$14.06	331,000	5%	$27.51	871,000	5%	$19.18
Thereafter	3,022,000	31%	$14.89	535,000	8%	$27.59	3,556,000	21%	$16.80

Total (3)	9,716,000	100%	$13.47	7,033,000	100%	$26.51	16,749,000	100%	$18.95

Assumes lease options are exercised
	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF	% of Total SF	Minimum Rent PSF (2)
2006	34,000	0%	$1.79	235,000	3%	$21.35	269,000	2%	$18.91
2007	229,000	2%	$9.05	504,000	7%	$24.77	732,000	4%	$19.86
2008	218,000	2%	$11.24	623,000	9%	$23.33	841,000	5%	$20.19
2009	231,000	2%	$11.60	588,000	8%	$27.52	819,000	5%	$23.03
2010	126,000	1%	$12.73	493,000	7%	$26.88	619,000	4%	$24.01
2011	30,000	0%	$24.60	596,000	8%	$26.60	626,000	4%	$26.51
2012	265,000	3%	$12.95	487,000	7%	$28.05	752,000	4%	$22.72
2013	155,000	2%	$13.08	317,000	5%	$27.82	471,000	3%	$22.98
2014	304,000	3%	$13.11	419,000	6%	$30.11	724,000	4%	$22.97
2015	216,000	2%	$15.31	480,000	7%	$25.01	696,000	4%	$22.00
Thereafter	7,908,000	81%	$13.72	2,291,000	33%	$27.06	10,200,000	61%	$16.72

Total (3)	9,716,000	100%	$13.47	7,033,000	100%	$26.51	16,749,000	100%	$18.95

Notes:

(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of June 30, 2006.
(3)	Represents occupied square footage as of June 30, 2006.

Federal Realty Investment Trust

Portfolio Leased Statistics

June 30, 2006

Overall	Portfolio Statistics (1)

	At June 30, 2006			At June 30, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (sf)	17,681,000	17,095,000	96.7%	17,367,000	16,500,000	95.0%
Residential Properties (3) (units)	723	666	92.1%	683	604	88.4%

Same Center Statistics (1)

	At June 30, 2006			At June 30, 2005
Type	Size	Leased	Leased %	Size	Leased	Leased %
Retail Properties (2) (4) (sf)	13,285,000	12,975,000	97.7%	13,350,000	12,876,000	96.4%
Residential Properties (3) (units)	428	388	90.7%	428	410	95.8%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet; excludes redevelopment square footage not yet placed in service.
(3)	Overall portfolio statistics at June 30, 2006 include Rollingwood, The Crest at Congressional and the residential units in Building Eight (36 units) and Seven (259 units) at Santana Row. Residential units in Buildings Three, Four and Six at Santana Row are excluded from overall portfolio statistics as we have commenced closing sales of the units (Buildings Three, Four and Six - 219 units). Overall portfolio statistics at June 30, 2005 included Rollingwood, The Crest at Congressional and the residential units in Buildings Three, Four, Six and Eight (255 units) at Santana Row. Same center statistics at June 30, 2006 and 2005 include only Rollingwood and The Crest at Congressional.
(4)	Excludes properties purchased, sold or under redevelopment.

Federal Realty Investment Trust

Summary of Top 25 Tenants

June 30, 2006

Rank	Tenant Name	Annualized Base Rent		Percentage of Total Annualized Base Rent	Tenant GLA		Percentage of Total GLA	Number of Stores Leased
1	Bed, Bath & Beyond, Inc.	$7,997,000		2.52%	509,000		2.88%	12
2	Ahold USA, Inc.	$7,463,000		2.35%	601,000		3.40%	10
3	Safeway, Inc.	$6,609,000		2.08%	481,000		2.72%	8
4	Gap, Inc.	$6,438,000		2.03%	224,000		1.27%	11
5	TJX Companies	$5,822,000		1.83%	536,000		3.03%	16
6	CVS Corporation	$3,840,000		1.21%	142,000		0.80%	13
7	Barnes & Noble, Inc.	$3,821,000		1.20%	174,000		0.98%	7
8	Best Buy Stores, L.P.	$3,394,000		1.07%	97,000		0.55%	2
9	Supervalu (Acme/Albertson’s/Star Mkt/ Shoppers Food)	$3,379,000		1.06%	371,000		2.10%	7
10	Wakefern Food Corporation	$3,077,000		0.97%	232,000		1.31%	4
11	Retail Ventures (DSW/Filene’s Basement)	$2,994,000		0.94%	155,000		0.87%	5
12	Michaels Stores, Inc.	$2,858,000		0.90%	189,000		1.07%	9
13	Staples, Inc.	$2,760,000		0.87%	148,000		0.84%	8
14	Borders Group, Inc.	$2,736,000		0.86%	129,000		0.73%	5
15	OPNET Technologies, Inc.	$2,637,000		0.83%	61,000		0.35%	1
16	CompUSA, Inc.	$2,499,000		0.79%	134,000		0.76%	5
17	MTS, Inc. (Tower Records)	$2,485,000		0.78%	91,000		0.52%	5
18	Ross Stores, Inc.	$2,432,000		0.77%	149,000		0.84%	5
19	Container Store, Inc.	$2,354,000		0.74%	52,000		0.30%	2
20	Dollar Tree Stores, Inc.	$2,334,000		0.74%	175,000		0.99%	16
21	L.A. Fitness International LLC	$2,306,000		0.73%	148,000		0.84%	3
22	Dress Barn, Inc.	$2,220,000		0.70%	105,000		0.59%	14
23	Home Depot, Inc.	$2,207,000		0.70%	218,000		1.23%	3
24	Bally’s Health & Tennis	$2,141,000		0.67%	156,000		0.88%	5
25	Office Depot, Inc.	$2,108,000		0.66%	142,000		0.80%	6

	Totals - Top 25 Tenants	$88,909,000		28.02%	5,420,000		30.66%	182

	Total:	$317,330,000	(1)		17,681,000	(2)		2,270

Notes:

(1)	Reflects annual in-place contractual (cash-basis) rent as of June 30, 2006.
(2)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust

Reconciliation of 2006 Net Income to 2006 FFO Guidance

June 30, 2006

	2006 Guidance
	($ millions except per share amounts) (1)
Net income	$118	to	$119
Gain on sale of real estate	(24)		(24)
Depreciation and amortization of real estate & joint venture assets	89		89
Amortization of initial direct costs of leases	7		7

Funds from operations	190		191
Income attributable to operating partnership units	1		1
Dividends on preferred stock	(11)		(11)

Funds from operations available for common shareholders	179	to	180

Weighted Average Shares (diluted)	53.9

Funds from operations available for common shareholders per diluted share	$3.33		$3.35

Note:

(1)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust

Joint Venture Disclosure

June 30, 2006

Clarion Lion Properties Fund

Federal Realty Investment Trust

Summarized Operating Results and Balance Sheets - Joint Venture

June 30, 2006

Financial Highlights

(in thousands)

CONSOLIDATED OPERATING RESULTS

	Three months ended June 30, 2006	Six months ended June 30, 2006
Revenues
Rental income	$2,288	$4,274
Other property income	54	76

	2,342	4,350
Expenses
Rental	359	754
Real estate taxes	209	395
Depreciation and amortization	557	1,105

	1,125	2,254

Operating income	1,217	2,096

Interest expense	(742)	(1,357)

Net Income	$475	$739

CONSOLIDATED BALANCE SHEETS
	As of June 30, 2006	As of December 31, 2005
ASSETS
Real estate, at cost	$128,995	$81,768
Less accumulated depreciation and amortization	(3,816)	(2,718)

Net real estate investments	125,179	79,050

Cash and cash equivalents	1,856	1,452
Accounts receivable and other assets	4,204	3,599

TOTAL ASSETS	$131,239	$84,101

LIABILITIES AND PARTNERS’ CAPITAL
Liabilities
Mortgages	$77,425	$47,225
Other liabilities	7,029	5,506

Total liabilities	84,454	52,731

Partners’ Capital	46,785	31,370

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$131,239	$84,101

Federal Realty Investment Trust

Summary of Outstanding Debt and Debt Maturities - Joint Venture

June 30, 2006

OUTSTANDING DEBT

	Maturity	Interest Rate as of June 30, 2006		Balance
				(in thousands)
Mortgage Loans
Secured Fixed Rate
Campus Plaza	12/01/09	4.530	%(a)	$11,000
Pleasant Shops	12/01/09	4.530	%(a)	12,400
Plaza del Mercado	07/05/14	5.770	%(b)	13,325
Atlantic Plaza	12/01/14	5.120	%(a)	10,500
Barcroft Plaza	07/01/16	6.060	%(a)	16,600
Greenlawn Plaza	07/01/16	5.900	%(a)	13,600

Total Fixed Rate Debt				$77,425

DEBT MATURITIES

(in thousands)

Year	Scheduled Amortization	Maturities	Total	Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2006	—	—	—	0.0%	0.0%
2007	70	—	70	0.1%	0.1%
2008	175	—	175	0.2%	0.3%
2009	185	23,400	23,585	30.5%	30.8%
2010	196	—	196	0.3%	31.1%
2011	208	—	208	0.3%	31.4%
2012	220	—	220	0.3%	31.7%
2013	233	—	233	0.3%	32.0%
2014	142	22,396	22,538	29.0%	61.0%
2015	—	—	—	0.0%	61.0%
Thereafter	—	30,200	30,200	39.0%	100.0%

Total	$1,429	$75,996	$77,425	100.0%

Notes:

(a)	Interest only until maturity.
(b)	Loan is interest only until July 5, 2007, after which principal and interest payments are due based on a 30-year amortization schedule.

Federal Realty Investment Trust

2006 Significant Acquisitions and Dispositions - Joint Venture

Through June 30, 2006

Joint	Venture Acquisitions - Unconsolidated (30% owned)

Date	Property	City / State	GLA	Purchase price	Anchor tenants
				(in thousands)
June 5, 2006	Greenlawn Plaza (1)	Huntington, NY	102,000	$20.4	Waldbaum’s

June 8, 2006	Barcroft Plaza	Falls Church, VA	90,000	$25.1	Harris Teeter

	Total		192,000	$45.5

Notes:

(1)	Greenlawn Plaza was acquired by the joint venture from the Trust.

Federal Realty Investment Trust

Real Estate Status Report - Joint Venture

June 30, 2006

Property Name	MSA Description	Year Acquired	Total Investment	Mortgage or Capital Lease Obligation	GLA	% Leased	Grocery Anchor GLA (1)	Grocery Anchor (1)	Other Principal Tenants
			(in thousands)	(in thousands)
East Region
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006	$27,507	$16,600	90,000	100%	45,500	Harris Teeter
Plaza del Mercado	Washington, DC-MD-VA	2004	20,786	13,325	96,000	97%	25,000	Giant Food	CVS

	Total Washington Metropolitan Area		48,293		186,000	98%

New York / New Jersey
Greenlawn Plaza	Nassau- Suffolk, NY	2006	19,829	13,600	102,000	100%	46,000	Waldbaum’s

	Total New York / New Jersey		19,829		102,000	100%

New England
Atlantic Plaza	Boston- Worcester- Lawrence- Lowell- Brockton, MA	2004	16,316	10,500	123,000	97%	63,000	Shaw’s Supermarket	Sears
Campus Plaza	Boston- Worcester- Lawrence- Lowell- Brockton, MA	2004	21,929	11,000	117,000	99%	46,000	Roche Brothers	Burlington Coat Factory
Pleasant Shops	Boston- Worcester- Lawrence- Lowell- Brockton, MA	2004	22,628	12,400	130,000	99%	38,000	Foodmaster	Marshalls

	Total New England		60,873		370,000	98%

	Total East Region		128,995		658,000	99%

Grand Totals			$128,995	$77,425	658,000	99%

Note:

(1)	Grocery anchor is defined as a grocery tenant leasing 15,000 square feet or more.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate and impairments of real estate, if any. Adjusted EBITDA is presented because we believe that it provides useful information to investors regarding our ability to service debt and because it approximates a key covenant in material notes. Adjusted EBITDA should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of Adjusted EBITDA, to net income for the six months ended June 30, 2006 and 2005 is as follows:

	For the Six Months Ended June 30,
	(in thousands)
	2006	2005
Net income	$69,287	$48,804
Depreciation and amortization	48,339	45,587
Interest expense	49,034	43,890
Other interest income	(621)	(1,693)

EBITDA	166,039	136,588
(Gain) on sale of real estate	(23,771)	(7,884)

Adjusted EBITDA	$142,268	$128,704

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies’ operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: income available for common shareholders before depreciation and amortization of real estate assets and excluding extraordinary items and gains and losses on sale of real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance because it primarily excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes and excluding operating results from discontinued operations.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease but may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.